Exhibit 4.2

THE TITAN CORPORATION,

AS ISSUER,

DEUTSCHE BANK TRUST COMPANY AMERICAS,

AS TRUSTEE,

THE SUBSIDIARY GUARANTORS NAMED

ON THE SIGNATURE PAGES HEREOF,

LMC LLC ONE, LLC

AND

LOCKHEED MARTIN CORPORATION

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF             , 2004

TO

INDENTURE

DATED AS OF MAY 15, 2003

FIRST SUPPLEMENTAL INDENTURE dated as of             , 2004, by and among THE TITAN CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter “the Company”), the Subsidiary Guarantors named on the signature pages hereof (collectively, the “Guarantors”), LMC LLC One, LLC (“LMC LLC One”), Lockheed Martin Corporation (“Lockheed Martin”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as trustee (hereinafter called the “Trustee”).

WHEREAS, the Company has heretofore executed and delivered an indenture dated as of May 15, 2003 (the “Original Indenture”), by and among the Company, the Guarantors and the Trustee, pursuant to which the Company has issued $200,000,000 aggregate principal amount of 8% Senior Subordinated Notes due 2011 (the “Notes”) and the Guarantors have executed and delivered their guarantees of the Notes (the “Guarantees”); and

WHEREAS, pursuant to the Agreement and Plan of Merger dated as of September 15, 2003 (the “Merger Agreement”), among Lockheed Martin, LMC Sub and the Company, the Company will merge with and into LMC LLC One (the “Merger”) and become a wholly owned subsidiary of Lockheed Martin; and

WHEREAS, in connection with the Merger, the Company has commenced the Exchange Offer and Consent Solicitation (each as defined below); and

WHEREAS, Section 9.1 of the Original Indenture provides that, without the consent of any Holder of a Note, the Company, the Guarantors and the Trustee may amend or supplement the Original Indenture to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights thereunder of any Holder of a Note; and

WHEREAS, Section 9.2 of the Original Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Original Indenture, the Notes and the Guarantees, with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes; and

WHEREAS, the Holders of at least a majority in aggregate principal amount of the Notes outstanding as of the date hereof have consented in the Consent Solicitation to the amendments to the Original Indenture hereinafter set forth and the execution of this First Supplemental Indenture; and

WHEREAS, all conditions to the entering of this First Supplemental Indenture have been satisfied; and

WHEREAS, the Company, the Guarantors, Lockheed Martin, LMC LLC One and the Trustee desire to enter into this First Supplemental Indenture to effect the amendments to the Original Indenture, to release the Guarantors from their guarantee obligations under the Indenture and to add Lockheed Martin as a Guarantor under the Indenture;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and of the acceptance of this trust by the Trustee, and of other valuable consideration, the receipt whereof is hereby acknowledged, it is hereby covenanted, declared and agreed by and between the parties hereto, for the benefit of Holders of the Notes, as follows:

SECTION 1.

DEFINITIONS

As used herein, the following terms shall have the meanings set forth below.

“Consent Solicitation” means the Consent Solicitation made by the Company commencing             , 2004, to obtain the consents of Holders necessary to effect (i) certain of the amendments to the Indenture set forth in this First Supplemental Indenture, (ii) the release of the Guarantors under the Indenture and (iii) certain amendments to the Registration Rights Agreement dated as of May 15, 2003 among the Company and the other parties named on the signature pages thereto, all as set forth in the S-4 Registration Statement.

“Effective Time of the Merger” means the time at which the merger of the Company and LMC LLC One shall be effective under the terms of the Merger Agreement.

“Exchange Offer” means the offer by the Company and Lockheed Martin commencing             , 2004, to effect (i) an offer to exchange the Notes for fully registered notes with terms substantially identical, subject to the amendments to be effected by this First Supplemental Indenture, to the Notes and (ii) a full and unconditional guarantee of payment of the Notes as so amended by Lockheed Martin, all as set forth in the S-4 Registration Statement.

“S-4 Registration Statement” means the Registration Statement on Form S-4 (Registration Nos. 333-106911 and 333-110625) filed with the SEC by the Company, the Guarantors named therein and Lockheed Martin.

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Original Indenture.

SECTION 2.

OPERATION OF AMENDMENTS

Upon the execution and delivery of this First Supplemental Indenture by the Company, the Guarantors, Lockheed Martin, LMC LLC One and the Trustee, this First Supplemental Indenture shall become effective and the Original Indenture and the Notes and Guarantees issued thereunder shall be amended and supplemented in accordance herewith, and this First Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every holder of Notes authenticated and delivered under the Original Indenture shall be bound hereby; provided, however, that the provisions of Sections 3, 4 and 5 of the First Supplemental Indenture shall not become operative with respect to the Original Indenture, any Notes or the Guarantees of the Guarantors until immediately prior to the Effective Time of the Merger, at which time the provisions of Sections 3, 4 and 5 of this First Supplemental Indenture shall automatically become operative with respect to the Original Indenture, the Notes and the Guarantees of the Guarantors, and the same shall be affected as provided in Sections 3, 4 and 5 hereof, and the provisions of the Indenture, as so amended, shall bind all holders of Notes without the requirement of any further action by or notice to the Company, the Guarantors, Lockheed Martin, the Trustee or any Holder of Notes.

SECTION 3.

ASSUMPTION OF OBLIGATIONS

Subject to the delivery by the Company to the Trustee of an Opinion of Counsel and an Officers Certificate as required by Section 5.1 of the Original Indenture, pursuant to Section 5.1 of the Indenture (as amended by this First Supplemental Indenture), LMC LLC One, as the successor to the Company under terms of the Merger Agreement, hereby expressly assumes all of the Company’s obligations in connection with the Notes and the Indenture.

SECTION 4.

RELEASE OF SUBSIDIARY GUARANTORS

Pursuant to Section 10.4 of the Original Indenture, each of the Guarantors named on the signature pages of the Original Indenture is hereby designated by the Company as an Unrestricted Subsidiary and is hereby released from its obligations under its Guarantee.

SECTION 5.

AMENDMENTS TO THE INDENTURE

SECTION 5.1 Amendments to Article One.

(a) Section 1.1 of the Original Indenture is hereby amended to amend and restate the following definitions in their entirety to read as follows:

“Disqualified Capital Stock” means with respect to the Company, (a) Equity Interests of the Company that, by their terms or by the terms of any security into which they are convertible, exercisable or exchangeable, are, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased including at the option of the holder thereof by the Company or any of its Subsidiaries, in whole or in part, on or prior to 91 days following the Stated Maturity of the Notes and (b) any Equity Interests of any Subsidiary of the Company other than any common equity with no preferences, privileges, and no redemption or repayment provisions. Notwithstanding the foregoing, any Equity Interests that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require the Company to repurchase such Equity Interests upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Capital Stock if the terms of such Equity Interests provide that the Company may not repurchase or redeem any such Equity Interests pursuant to such provisions at a time when the Notes are outstanding or prior May 15, 2011.

“Guarantor” means Lockheed Martin.

“Indebtedness” means all debt for borrowed money reported as debt in the consolidated financial statements or any guarantee of such a debt and includes purchase money obligations. This term does not include any obligation to make payments arising from the transfer of tax benefits under the Economic Recovery Tax Act of 1981 (as it may from time to time be amended, or any successor statute) to the extent such obligation is offset by or conditioned upon receipt of payments from another person. Indebtedness shall be counted only once even if both Lockheed Martin and one or more of its Subsidiaries may be responsible for the obligation.

“Junior Security” means any Qualified Capital Stock and any Indebtedness of the Company that is contractually subordinated in right of payment to Senior Debt at least to the same extent as the Notes and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Notes; provided, that in the case of subordination in respect of Senior Debt under the Credit Agreement, “Junior Security” shall mean any Qualified Capital Stock and any Indebtedness of the Company that:

(1)	has a final maturity date occurring after the final maturity date of, all Senior Debt outstanding under the Credit Agreement on the date of issuance of such Qualified Capital Stock or Indebtedness,

(2)	is unsecured,

(3)	has an Average Life longer than the security for which such Qualified Capital Stock or Indebtedness is being exchanged, and

(4)	by their terms or by law are subordinated to Senior Debt outstanding under the Credit Agreement on the date of issuance of such Qualified Capital Stock or Indebtedness at least to the same extent as the Notes.

“Lien” means any mortgage, pledge, security interest or lien. This term does not include any obligation arising from the transfer of tax benefits under the Economic Recovery Tax Act of 1981 (as it may from time to time be amended, or any successor statute) to the extent such obligation is offset by or conditioned upon receipt of payments from another person.

“Senior Debt” means Indebtedness (including any monetary obligations (including fees, expenses and indemnification obligations) of the Company in respect of such Indebtedness, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company at the rate provided for in the documentation with respect thereto, whether or not post-filing interest is allowed in such proceeding) of the Company arising under the Credit Agreement or that, by the terms of the instrument creating or evidencing such Indebtedness, is expressly designated Senior Debt and made senior in right of payment to the Notes; provided, that in no event shall Senior Debt include (a) Indebtedness to any Subsidiary of the Company or any officer, director or employee of the Company or any Subsidiary of the Company, (b) Indebtedness incurred in violation of the terms of the Indenture, (c) Indebtedness to trade creditors, (d) Disqualified Capital Stock, (e) Capitalized Lease Obligations, and (f) any liability for taxes owed or owing by the Company.

“Subsidiary” means a Person a majority of the Voting Equity Interests of which is owned by the Company or Lockheed Martin, as the case may be, the Company or Lockheed Martin, as the case may be and one or more Subsidiaries, or one or more Subsidiaries. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of the Company or Lockheed Martin, as the case may be. “Subsidiary” shall not include Titan Capital Trust, as existing on the Issue Date pursuant to the Amended and Restated Declaration of Trust, dated February 9, 2000, without any amendments thereto.

(b) Section 1.1 of the Original Indenture is hereby further amended to delete the following definitions in their entirety:

“Acquired Indebtedness”

“Acquisition”

“Bankruptcy Code”

“Capital Contribution”

“Change of Control”

“Consolidated Coverage Ratio”

“Consolidated Cash Flow”

“Consolidated Fixed Charges”

“Consolidated Net Income”

“Consolidated Subsidiary”

“Consolidation”

“Continuing Director”

“Excluded Asset Sales”

“Exempted Affiliate Transaction”

“Existing Indebtedness”

“fair market value”

“Investment”

“Net Cash Proceeds”

“Permitted Earn-Out Obligations”

“Permitted Indebtedness”

“Permitted Investment”

“Permitted Lien”

“Preferred Stock”

“Pro Forma” or “pro forma”

“Public Equity Offering”

“Purchase Money Indebtedness”

“Qualified Exchange”

“Recourse Indebtedness”

“Reference Period”

“Refinancing Indebtedness”

“Related Business”

“Restricted Investment”

“Restricted Payment”

“Unrestricted Subsidiary”

(c) Section 1.1 of the Original Indenture is hereby amended to insert therein the following new definitions in alphabetical order:

“Attributable Indebtedness” means, for a lease, the carrying value of the capitalized rental obligation determined under generally accepted accounting principles. The carrying value may be reduced by the capitalized value of the rental obligations, calculated on the same basis, that any sublessee has for all or part of the same property. This term does not include any obligation to make payments arising from the transfer of tax benefits under the Economic Recovery Tax Act of 1981 (as it may from time to time be amended, or any successor statute) to the extent such obligation is offset by or conditioned upon receipt of payments from another person. A lease obligation shall be counted only once even if both Lockheed Martin and one or more of its Subsidiaries may be responsible for the obligation.

“Consolidated Net Tangible Assets” means total assets less (1) total current liabilities (excluding any Indebtedness which, at the option of the borrower, is renewable or extendable to a term exceeding 12 months and which is included in current liabilities and further excluding any deferred income taxes which are included in current liabilities) and (2) goodwill, patents and trademarks, all as reflected in Lockheed Martin’s most recent consolidated balance sheet preceding the date of a determination under Section 4.8(11) of the Indenture.

“First Supplemental Indenture” means the First Supplemental Indenture dated as of             , 2004, to this Indenture.

“Lockheed Martin” means Lockheed Martin Corporation, a Maryland corporation.

“Long-Term Indebtedness” means Indebtedness that by its terms matures on a date more than 12 months after the date it was created or Indebtedness that the obligor may extend or renew without the obligee’s consent to a date more than 12 months after the Indebtedness was created.

“Principal Property” means any manufacturing facility located in the United States and owned by Lockheed Martin or by one or more Restricted Subsidiaries from the date of the First Supplemental Indenture and which has, as of the date the Lien is incurred, a net book value (after deduction of depreciation and other similar charges) greater than 3% of Consolidated Net Tangible Assets, except (1) any such facility or property which is financed by obligations of any State, political subdivision of any State or the District of Columbia under terms which permit the interest payable to the holders of the obligations to be excluded from gross income as a result of the plant, facility or property satisfying the conditions of Section 103(b) (4) (C), (D), (E), (F) or (H) of the Internal Revenue Code of 1954, as amended, Section 103(b) (6) of the Internal Revenue Code of 1954, as amended, Section 142(a) or Section 144(a) of the Internal Revenue Code of 1986, or of any successors to such provisions, or (2) any such facility or property which, in the opinion of the Board of Directors of Lockheed Martin, is not of material importance to the total business conducted by Lockheed Martin and its Subsidiaries taken as a whole. However, the Chief Executive Officer or Chief Financial Officer of Lockheed Martin may at any time declare any manufacturing facility or other property to be a Principal Property by delivering a certificate to that effect to the Trustee.

“Restricted Property” means, any Principal Property, any Indebtedness of a Restricted Subsidiary owned by Lockheed Martin or a Restricted Subsidiary on the date of the First Supplemental Indenture or the date Notes are first secured by a Principal Property (including any property received upon a conversion or exchange of such Indebtedness), or any Equity Interests of Lockheed Martin or a Restricted Subsidiary owned by Lockheed Martin or a Restricted Subsidiary (including any property or Equity Interests received upon a conversion, stock split or other distribution which respect to the ownership of such Equity Interests).

“Restricted Subsidiary” means a Subsidiary that has substantially all its assets located in, or that carries on substantially all its business in, the United States and that owns a Principal Property. Notwithstanding the preceding sentence, a Subsidiary shall not be a Restricted Subsidiary during such period of time as it (or any corporation (other than Lockheed Martin) or other entity that, directly or indirectly, beneficially owns a majority of the Voting Equity Interests of the Subsidiary) has Equity Interests registered under the Exchange Act or it files reports and other information with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

“Sale-Leaseback Transaction” means an arrangement whereby Lockheed Martin or a Restricted Subsidiary now owns or hereafter acquires a Principal Property, transfers it to a person and contemporaneously leases it back from the person. This term does not include any transaction arising from the transfer of tax benefits under the Economic Recovery Tax Act of 1981 (as it may from time to time be amended, or any successor statute) to the extent the obligation to make rental payments is offset or conditioned upon receipt of payments from another person.

“United States” means the United States of America. The Commonwealth of Puerto Rico, the Virgin Islands and other territories and possessions are not part of the United States.

(d) Section 1.2 of the Original Indenture is hereby amended to delete the cross references to the following definitions:

“Affiliate Transaction”

“Asset Sale”

“Asset Sale Offer”

“Change of Control Offer”

“Change of Control Offer Period”

“Change of Control Purchase Date”

“Change of Control Purchase Price”

“Debt Incurrence Ratio”

“Excess Proceeds”

“incur” or “incurrence”

“Incurrence Date”

(e) All references in the Original Indenture to “Guarantors”, “any Guarantors” and “such Guarantors” are hereby amended and restated to read as “Guarantor”, “Lockheed Martin” and “Lockheed Martin”, respectively. All references in the Original Indenture to “Guarantees” and “such Guarantees” are hereby amended and restated to read as “Guarantee” and the “Guarantee”, respectively.

SECTION 5.2. Amendments to Article III. Section 3.7(b) of Article III of the Original Indenture is hereby deleted in its entirety.

SECTION 5.3 Amendments to Article IV. Article IV of the Original Indenture is hereby amended as follows:

(a) Section 4.3 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“SECTION 4.3. SEC REPORTS.

The Company and the Guarantor shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company and the Guarantor are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, unless such documents are publicly available via the SEC’s EDGAR filing system or comparable replacement system maintained by the SEC. The Company and the Guarantor also shall comply with the other provisions of TIA Section 314(a).”

(b) Section 4.5 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“SECTION 4.5. TAXES. Intentionally deleted by amendment.”

(c) Section 4.6 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“SECTION 4.6. STAY, EXTENSION AND USURY LAWS. Intentionally deleted by amendment.”

(d) Section 4.7 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“SECTION 4.7. LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND DISQUALIFIED CAPITAL STOCK. Intentionally deleted by amendment.”

(e) Section 4.8 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“SECTION 4.8. LIMITATION ON LIENS.

Lockheed Martin shall not, and shall not permit any Restricted Subsidiary to, incur a Lien on Restricted Property to secure any Indebtedness unless:

(1) the Lien equally and ratably secures the Notes and the Indebtedness. The Lien may equally and ratably secure the Notes and any other obligation of Lockheed Martin or a Subsidiary. The Lien may not secure an obligation of Lockheed Martin that is subordinated to any Notes; or

(2) the Lien is on property, Indebtedness or shares of stock of a corporation at the time such corporation becomes a Restricted Subsidiary; or

(3) the Lien is on property at the time Lockheed Martin or a Restricted Subsidiary acquires the property. However, the Lien may not extend to the other Restricted Property owned by Lockheed Martin or a Restricted Subsidiary at the time the property is acquired; or

(4) the Lien secures the payment of all or any part of the purchase price of property upon the acquisition of such property by Lockheed Martin or a Restricted Subsidiary or secures any Indebtedness incurred or guaranteed by Lockheed Martin or a Restricted Subsidiary prior to, at the time of, or within one year after the later of the acquisition, completion of construction (including any improvements on an existing property) or commencement of full operation of such property, which Indebtedness is incurred or guaranteed for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon, and which Indebtedness may be in the form of obligations incurred in connection with industrial revenue bonds or similar financings and letters of credit issued in connection therewith; provided, however, that in the case of any such acquisition, construction or improvement the Lien shall not apply to any property theretofore owned by Lockheed Martin or a Restricted Subsidiary, other than, in the case of any such construction or improvement on any theretofore unimproved real property on which the property so constructed or the improvement made is located; or

(5) the Lien secures Indebtedness of a Restricted Subsidiary owed to Lockheed Martin or another Restricted Subsidiary; or

(6) the Lien is on property of a corporation or other entity at the time such corporation or other entity merges into, or consolidates or enters into a share exchange with, Lockheed Martin or a Restricted Subsidiary; or

(7) the Lien is on property of a Person at the time the Person transfers or leases all or substantially all its assets to Lockheed Martin or a Restricted Subsidiary; or

(8) the Lien is in favor of any customer (including any government or governmental authority) to secure partial, progress, advance or other payments or performance pursuant to any contract or statute or to secure any related indebtedness or to secure Indebtedness guaranteed by a government or governmental authority; or

(9) the Lien arises pursuant to any order of attachment, restraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings or the Lien is a materialmen’s, suppliers’, tax or other similar Lien arising in the ordinary course of business securing obligations which are not overdue or are being contested in good faith by appropriate proceedings; or

(10) the Lien extends, renews or replaces in whole or in part a Lien (“existing Lien”) permitted by any of the clauses (1) through (9) or a Lien existing on the date of the First Supplemental Indenture. The Lien may not extend beyond the property subject to the existing Lien. The

Indebtedness secured by the Lien may not exceed the Indebtedness secured at the time by the existing Lien unless the existing Lien or a predecessor Lien was incurred under clause (1) or (5); or

(11) the Indebtedness secured by the Lien plus all other Indebtedness secured by Liens on Restricted Property, excluding Indebtedness secured by a Lien permitted by any of the clauses (1) through (10) and any Indebtedness secured by a Lien existing at the date of this Indenture, at the time does not exceed 10% of Consolidated Net Tangible Assets. Attributable Indebtedness for any lease entered into under clause (4) of Section 4.19 shall be included in the determination and treated as Indebtedness secured by a Lien on Restricted Property not otherwise permitted by any of the clauses (1) through (10).”

(f) Section 4.9 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“SECTION 4.9. LIMITATION ON RESTRICTED PAYMENTS. Intentionally deleted by amendment.”

(g) Section 4.10 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“SECTION 4.10. LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. Intentionally deleted by amendment.”

(h) Section 4.11 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“SECTION 4.11. LIMITATION ON TRANSACTIONS WITH AFFILIATES. Intentionally deleted by amendment.”

(i) Section 4.12 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“SECTION 4.12. LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK. Intentionally deleted by amendment.”

(j) Section 4.13 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“SECTION 4.13. REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL. Intentionally deleted by amendment.”

(k) Section 4.14 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“SECTION 4.14. LIMITATION ON LAYERING INDEBTEDNESS. Intentionally deleted by amendment.”

(l) Section 4.15 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“SECTION 4.15. SUBSIDIARY GUARANTORS. Intentionally deleted by amendment.”

(m) Section 4.16 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“SECTION 4.16. LIMITATION ON STATUS AS AN INVESTMENT COMPANY. Intentionally deleted by amendment.”

(n) Section 4.17 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“SECTION 4.17. MAINTENANCE OF PROPERTIES AND INSURANCE. Intentionally deleted by amendment.”

(o) Section 4.18 of the Original Indenture is hereby amended by deleting the phrase “corporate existence” in clause (i) of such section and replacing it with the phrase “corporate or limited liability Company existence”.

(p) Article IV is amended by inserting the following provision as Section 4.19:

“SECTION 4.19. LIMITATION ON SALE-LEASEBACK TRANSACTIONS

Lockheed Martin shall not, and shall not permit any Restricted Subsidiary to, enter into a Sale-Leaseback Transaction unless:

(1) the lease has a term of three years or less; or

(2) the lease is between Lockheed Martin and a Restricted Subsidiary or between Restricted Subsidiaries; or

(3) Lockheed Martin or a Restricted Subsidiary under clauses (2) through (10) of Section 4.8 could create a Lien on the property to secure Indebtedness at least equal in amount to the Attributable Indebtedness for the lease; or

(4) Lockheed Martin or a Restricted Subsidiary under clause (11) of Section 4.8 could create a Lien on the property to secure Indebtedness at least equal in amount to the Attributable Indebtedness for the lease; or

(5) Lockheed Martin or a Subsidiary owns or acquires other property which will be made a Principal Property and is determined by the Board of Directors of Lockheed Martin to have a fair value equal to or greater than the Attributable Indebtedness incurred; or

(6) (A) Lockheed Martin or a Restricted Subsidiary makes an optional prepayment in cash of its Indebtedness at least equal in amount to the Attributable Indebtedness for the lease,

(B) the prepayment is made within 120 days of the effective date of the lease,

(C) the Indebtedness prepaid is not owned by Lockheed Martin or a Restricted Subsidiary, and

(D) the Indebtedness prepaid was Long-Term Indebtedness at the time it was created.”

SECTION 5.4 Amendments to Article V. Article V of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“SECTION 5.1. WHEN THE COMPANY OR LOCKHEED MARTIN MAY MERGE, ETC.

Neither the Company nor Lockheed Martin shall consolidate with or merge into, or transfer all or substantially all its assets to another Person, unless (1) the resulting, surviving or transferee Person assumes by supplemental indenture all the obligations of the Company or Lockheed Martin, as the case may be, under the Notes, the Guarantee and this Indenture, (2) immediately after giving effect to such transaction no Event of Default and no circumstances which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and (3) the Company or Lockheed Martin, as the case may be, shall have delivered to the Trustee an Officers’ Certificate stating that such consolidation, merger or transfer and such supplemental indenture comply with this Indenture, and thereafter all such obligations of the Company or Lockheed Martin, as the case may be, shall terminate except any obligations that arise from, or are related to, such transaction.”

SECTION 5.5 Amendments to Article VI. Article VI of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.1. EVENTS OF DEFAULT.

An “Event of Default” occurs with respect to the Notes if:

(1) the Company defaults in the payment of interest (or Liquidated Damages, if any) on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

(2) the Company defaults in the payment of the principal of, or premium, if any, on any Notes when the same becomes due and payable at maturity, upon redemption or otherwise;

(3) the Company fails to comply with any of its other agreements in the Notes or this Indenture for the benefit of the Notes and the default continues for the period and after the notice specified in this Section;

(4) Lockheed Martin or the Company pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(D) makes a general assignment for the benefit of its creditors; or

(5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against Lockheed Martin or the Company in an involuntary case,

(B) appoints a Custodian of Lockheed Martin or the Company or for all or substantially all of the property of Lockheed Martin or the Company, or

(C) orders the winding up or liquidation of Lockheed Martin or the Company,

and the order or decree remains unstayed and in effect for 90 days.

A default under clause (3) is not an Event of Default with respect to the Notes until the Trustee or the holders of at least 25% in principal amount of the Notes notify the Company of the default and the Company does not cure the default within 90 days after receipt of the notice. The notice must (i) specify the default, (ii) demand that it be remedied and (iii) state that the notice is a “Notice of Default.” Subject to Sections 7.1 and 7.2, the Trustee shall not be charged with actual knowledge of any default unless written notice thereof shall have been given to the Trustee by the Company, the Paying Agent, the Holder of a Note or an agent of such Holder.

SECTION 6.2. ACCELERATION.

If an Event of Default with respect to the Notes occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in principal amount of the Notes by notice to the Company and the Trustee, may declare the principal of and accrued interest and Liquidated Damages, if any, on all the Notes to be due and payable immediately. Upon such a declaration such principal and interest, if any, and Liquidated Damages, if any, shall be due and payable immediately. Subject to the provisions of this Indenture relating to the duties of the Trustee, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee security or indemnity satisfactory to it. At any time after such a declaration of acceleration and before a judgment or decree for payment of the money due has been obtained, the Holders of a majority in principal amount of the then outstanding Notes by written notice to the Company and the Trustee may rescind on behalf of all Holders an acceleration (and upon such rescission any Event of Default caused by such acceleration shall be deemed cured) with respect to the Notes and its consequences if all existing Events of Default with respect to the Notes have been cured or waived, if the rescission would not conflict with any judgment or decree, and if all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and all other amounts due to the Trustee and any predecessor Trustee under Section 7.7 have been made.

SECTION 6.3. OTHER REMEDIES.

If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, or interest or Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes, the Guarantee or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.4. WAIVER OF PAST DEFAULTS.

Subject to Section 9.2, the Holders of a majority in principal amount of the outstanding Notes by written notice to the Company and the Trustee may waive an existing Default or Event of Default with respect to the Notes and its consequences. When a Default or Event of Default is waived, it is cured and stops continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

SECTION 6.5. CONTROL BY MAJORITY.

Subject to all provisions of this Indenture and applicable law, the Holders of a majority in principal amount of the Notes at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, or that the Trustee determines may be unduly prejudicial to the rights of other Holders not joining in the giving of such direction or may involve the Trustee in personal liability and the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Notes.

SECTION 6.6. LIMITATION ON SUITS.

A Holder may pursue any remedy with respect to this Indenture or the Notes only if:

(1) the Holder gives to the Trustee written notice stating that an Event of Default with respect to the Notes is continuing;

(2) the Holders of at least 25% in aggregate principal amount of the then oustanding Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(5) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

For purposes of this Section 6.6 of this Indenture, the Trustee shall comply with TIA Section 316(a) in making the determination of whether the Holders of the required aggregate principal amount of outstanding notes have concurred in any request or direction to be Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Notes or otherwise under the law.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over any other Holder.

SECTION 6.7. RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

Notwithstanding any other provision of this Indenture, except as permitted by Section 9.2 hereof, the right of any Holder of a Note to receive payment of the principal of, and premium, interest and Liquidated Damages, if any, on, the Notes after the due date expressed in the Notes or to bring suit for the enforcement of any such payment on or after such date, shall not be impaired or affected without the consent of the Holder.

SECTION 6.8. COLLECTION SUIT BY TRUSTEE.

If an Event of Default in payment of interest or principal specified in Section 6.1(1) or (2) occurs and is continuing, subject to Sections 6.2 and 6.4 the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, and premium, interest and Liquidated Damages, if any, remaining unpaid on the Notes and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9. TRUSTEE MAY FILE PROOFS OF CLAIM.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditor’s committee.

SECTION 6.10. PRIORITIES.

If the Trustee collects any money pursuant to this Article with respect to the Notes, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection (including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel);

Second: to Holders for amounts due and unpaid on the Notes for principal, interest, if any, and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, if any, respectively; and

Third: to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section.

SECTION 6.11. UNDERTAKING FOR COSTS.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.”

SECTION 5.6 Amendments to Article VII.

The first sentence of Section 7.3 of the Original Indenture is hereby amended and restated to read in its entirety as follows:

“The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, the Guarantor or any Affiliate of the Company or the Guarantor with the same rights it would have if it were not Trustee.”

SECTION 5.7 Amendments to Article VIII.

Section 8.3 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“Upon the Company’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, the Company and the Guarantor shall be released from their respective obligations, if any, under Sections 4.3, 4.4, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.17 and 4.19 hereof and Article V hereof, and the Guarantor shall be released from its obligations under Article X hereof, in each case on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes and the Guarantee shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and the Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, (x) Section 6.1(3) hereof shall not constitute an Event of Default and (y) Sections 6.1(4) and 6.1(5) hereof shall not constitute an Event of Default to the extent they occur after the 91st day following the occurrence of the Company’s exercise of Covenant Defeasance; provided, however that for all other purposes as set forth herein, such Covenant Defeasance provisions shall be effective.”

SECTION 5.8 Amendments to Article IX.

(a) Section 9.1(d) of the Original Indenture is hereby amended and restated to read in its entirety as follows:

“(d) to provide for the release or assumption of the Guarantee in compliance with this Indenture;”.

(b) Clause (a) of the third paragraph of Section 9.2 of the Original Indenture is hereby amended and restated to read in its entirety as follows:

“(a) (i) change the Stated Maturity on any Note, (ii) reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof at the Company’s option, (iii) change the coin or currency in which any Note or any premium or the interest or thereon is payable, (iv) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption at the Company’s option, on or after the Redemption Date), or (v) alter the provisions (including the defined terms used therein) regarding the Company’s right to redeem the Notes as a right, in each case in a manner adverse to the Holders, or”.

SECTION 5.9 Amendments to Article X. Article X of the Original Indenture is hereby amended and restated to read in its entirety as follows:

“ARTICLE X

GUARANTEE

SECTION 10.1 GUARANTEE

By its execution hereof, Lockheed Martin irrevocably and unconditionally guarantees (i) the due and punctual payment of the principal of, premium and Liquidated Damages, if any, and interest on the Notes, whether at maturity, by acceleration, call for redemption or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest on the Notes, and payment of expenses and all other payment Obligations of the Company, to the Holders or the Trustee in accordance with Article X of the Original Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption or otherwise (collectively, the “Guarantee Obligations”).

Lockheed Martin hereby agrees that its obligations hereunder shall be as if it were the principal debtor and not merely surety and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note, the Original Indenture or the First Supplemental Indenture, any failure to enforce the provisions of any such Note, the Original Indenture or the First Supplemental Indenture, any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of such Note or the Trustee, or any other circumstances that otherwise may constitute a legal or equitable discharge or defense of a surety or guarantor; provided that, notwithstanding the foregoing, no such waiver, modification, indulgence or circumstance shall, without the consent of Lockheed Martin, increase the principal amount of the Notes or the interest rate thereon or increase any premium payable upon redemption thereof. Lockheed Martin hereby agrees that its Guarantee Obligations shall be enforceable without any demand, suit or proceeding first against the Company. Lockheed Martin hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of a merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to the indebtedness guaranteed hereby and all demands whatsoever and covenants that this Guarantee will not be discharged as to any such Note except in accordance with Section 9.2 of the Indenture or by payment in full of the Guarantee Obligations.

Lockheed Martin agrees that a notation of its Guarantee in the form set forth below shall be endorsed on each Note authenticated and delivered by the Trustee after the date of the First Supplemental Indenture and that the First Supplemental Indenture shall be executed on behalf of Lockheed Martin by an Officer of Lockheed Martin:

“Lockheed Martin Corporation has guaranteed the due and punctual payment of the principal of, premium and Liquidated Damages, if any, and interest on this Note, whether at maturity, by acceleration, call for redemption or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest on this Note, and payment of expenses and all other payment Obligations of the Company, to the Holders or the Trustee in accordance with Article X of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption or otherwise.”

Lockheed Martin agrees that its Guarantee set forth in this Article X shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of its Guarantee.

If an Officer whose facsimile signature is on a Note or a notation of Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of the Guarantor.

SECTION 10.2 LIMITATION OF LOCKHEED MARTIN’S LIABILITY; CERTAIN BANKRUPTCY EVENTS

(a) Lockheed Martin, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee Obligations of Lockheed Martin pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and Lockheed Martin hereby irrevocably agree that the Guarantee Obligations of Lockheed Martin under this Article X shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of Lockheed Martin, result in the Guarantee Obligations of Lockheed Martin under the Guarantee not constituting a fraudulent transfer or conveyance.

(b) Lockheed Martin hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, Lockheed Martin shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees, to the fullest extent that it may do so under applicable law, not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the Bankruptcy Law or otherwise.

SECTION 10.3 APPLICATION OF CERTAIN TERMS AND PROVISIONS TO THE GUARANTORS

(a) For purposes of any provision of this Indenture which provides for the delivery by any Guarantor of an Officers’ Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.1 hereof shall apply to such Guarantor as if references therein to the Company were references to such Guarantor.

(b) Any request, direction, order or demand which by any provision of this Indenture is to be made by any Guarantor, shall be sufficient if evidenced as described in Section 12.2 hereof as if references therein to the Company were references to such Guarantor.

(c) Any notice or communication which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes to or on any Guarantor may be given or served as described in Section 12.2 hereof as if references therein to the Company were references to such Guarantor.

(d) Upon any demand, request or application by any Guarantor to the Trustee to take any action under this Indenture, such Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 12.4 hereof as if all references therein to the Company were references to such Guarantor.

SECTION 5.10 Amendments to Article XI. Article XI of the Original Indenture is hereby amended and restated to read in its entirety as follows:

“ARTICLE XI

SUBORDINATION

SECTION 11.1 NOTES SUBORDINATED TO SENIOR DEBT

The Company, and each Holder by its acceptance of Notes, agree that (a) the payment of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the Notes and (b) any other payment in respect of the Notes, including on account of the acquisition or redemption of the Notes by the Company is subordinated, to the extent and in the manner provided in this Article XI, to the prior payment in full in cash of all Senior Debt of the Company and that these subordination provisions are for the benefit of the holders of Senior Debt.

This Article XI shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

SECTION 11.2 NO PAYMENT ON NOTES IN CERTAIN CIRCUMSTANCES

(a) No payment (by set-off or otherwise) may be made on account of any Obligation in respect of the Notes, including the principal of, premium, if any, or interest (or Liquidated Damages, if any) on the Notes, or on account of the redemption provisions of the Notes (including any repurchases of Notes), for cash or property (other than Junior Securities): (i) upon the maturity of the Company’s Senior Debt by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and the interest and other amounts on such Senior Debt are first paid in full in cash or Cash Equivalents (or such payment is duly provided) or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents; or (ii) in the event of default in the payment of any principal of, premium, if any, or interest or other amounts on the Company’s Senior Debt when such Senior Debt becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a “Payment Default”), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

(b) Upon (i) the happening of an event of default other than a Payment Default that permits the holders of Senior Debt to declare such Senior Debt to be due and payable and (ii) written notice of such event of default given to the Company and the Trustee by (a) the representative under the Credit Agreement or (b) at any time after the Credit Agreement is no longer in full force and effect, the holders of an aggregate of at least $25.0 million principal amount outstanding of any other Senior Debt or their representative (a “Payment Notice”), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by or on the behalf of the Company on account of any Obligation in respect of the Notes (other than payments by Lockheed Martin pursuant to the Guarantee), including the principal of, premium, if any, or interest on the Notes, (including any repurchases of any of the Notes), or on account of the redemption provisions of the Notes (or Liquidated Damages), in any such case, other than payments made with Junior Securities. Notwithstanding the foregoing, unless the Senior Debt in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the “Payment Blockage Period”) (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period, the Company shall be required to pay all sums not previously paid to the Holders of the Notes during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Notes.

Any number of Payment Notices may be given; provided, however, that: (i) not more than one Payment Notice shall be given within a period of any 360 consecutive days, and (ii) no non-payment default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period (whether or not such event of default is on the same issue of Senior Debt) shall be made the basis for the commencement of any other Payment Blockage Period (for purposes of this provision, any subsequent action, or any subsequent breach of any financial covenant for a period commencing after the expiration of such Payment Blockage Period that, in either case, would give rise to a new event of default, even though it is an event that would also have been a separate breach pursuant to any provision under which a prior event of default previously existed, shall constitute a new event of default for this purpose).

(c) In furtherance of the provisions of Section 11.1, in the event that, notwithstanding the foregoing provisions of this Section 11.2 or Section 11.3, any payment or distribution of assets of the Company (other than Junior Securities) shall be received by the Trustee or the Holders at a time when such payment or distribution is prohibited by the foregoing provisions of this Section 11.2, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Debt, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of such Senior Debt remaining unpaid or unprovided for or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Debt held or represented by each, for application to the payment of all such Senior Debt remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Senior Debt in full in cash or Cash Equivalents or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

SECTION 11.3 NOTES SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR DEBT ON DISSOLUTION, LIQUIDATION OR REORGANIZATION

Upon any distribution of assets of the Company upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshaling of assets or liabilities:

(a) the holders of all of the Company’s Senior Debt will first be entitled to receive payment in full in cash or Cash Equivalents (or have such payment duly provided for) or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents before the Holders are entitled to receive any payment on account of any Obligation in respect of the Notes, including the principal of, premium, if any, and interest on the Notes (or Liquidated Damages) (other than Junior Securities); and

(b) any payment or distribution of the Company’s assets of any kind or character from any source, whether in cash, property or securities (other than Junior Securities) to which the Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise), except for the subordination provisions contained in the Indenture, will be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of such Senior Debt or their representative to the extent necessary to make payment in full (or have such payment duly provided for) on all such Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

SECTION 11.4 HOLDERS TO BE SUBROGATED TO RIGHTS OF HOLDERS OF SENIOR DEBT

Subject to the payment in full in cash of all Senior Debt of the Company as provided herein, the Holders of Notes shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior Debt until all amounts owing on the Notes shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Debt by or on behalf of the Company, or by or on behalf of the Holders by virtue of this Article XI, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be payment by the Company or on account of such Senior Debt, it being understood that the provisions of this Article XI are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Debt, on the other hand.

SECTION 11.5 RELATIVE RIGHTS

This Article XI defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall: (1) impair, as between the Company and Holders, the obligation of the Company or the obligation of the Guarantor, which is absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on or (if applicable, Liquidated Damages on) the Notes in accordance with their terms; (2) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Debt; or (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders.

SECTION 11.6 TRUSTEE ENTITLED TO ASSUME PAYMENTS NOT PROHIBITED IN ABSENCE OF NOTICE

The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until a Responsible Officer of the Trustee or any Paying Agent shall have received, no later than three Business Days prior to such payment written notice thereof from the Company or from one or more holders of Senior Debt or from any representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.1 and 7.2, shall be entitled in all respects conclusively to assume that no such fact exists.

Notwithstanding anything to the contrary in this Article XI or elsewhere in this Indenture or in the Notes, upon any distribution of assets of the Company referred to in this Article XI, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and the Holders shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI so long as such court has been apprised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this Article XI.

SECTION 11.7 APPLICATION BY TRUSTEE OF ASSETS DEPOSITED WITH IT

Amounts deposited in trust with the Trustee pursuant to and in accordance with Article VIII shall be for the sole benefit of Holders and, to the extent the making of such deposit by the Company shall (i) not be in contravention of any term or provision of the Credit Agreement and (ii) be allocated for the payment of the Notes, shall not be subject to the subordination provisions of this Article XI. Otherwise, any deposit of assets with the Trustee or the Agent (whether or not in trust) for the payment of principal of or interest on any Notes shall be subject to the provisions of Sections 11.1, 11.2, 11.3 and 11.4; provided, that, if prior to one Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including without limitation, the payment of either principal of or interest on any Note) the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 11.6, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

SECTION 11.8 SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE COMPANY OR HOLDERS OF SENIOR DEBT

No right of any present or future holders of any Senior Debt to enforce the subordination provisions contained in this Article XI shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Debt may extend, renew, modify or amend the terms of the Senior Debt or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders. The subordination provisions contained in this Indenture are for the benefit of the holders from time to time of Senior Debt and may not be rescinded, cancelled, amended or modified in any way other than any amendment or modification that is consented to by each holder of Senior Debt that would be adversely affected thereby. The subordination provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of the Senior Debt upon the insolvency, bankruptcy, or reorganization of the Company, or otherwise, all as though such payment has not been made.

SECTION 11.9 HOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF NOTES

Each Holder of the Notes by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article XI and to protect the rights of the Holders pursuant to this Indenture, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company), the immediate filing of a claim for the unpaid balance of his Notes in the form required in said proceedings and cause said claim to be approved. In the event of any liquidation or reorganization of the Company in bankruptcy, insolvency, receivership or similar proceeding, if the Holders of the Notes (or the Trustee on their behalf) have not filed any claim, proof of claim, or other instrument of similar character necessary to enforce the obligations of the Company in respect of the Notes at least thirty (30) days before the expiration of the time to file the same, then in such event, but only in such event, the holders of the Senior Debt or a representative on their behalf may, as an attorney-in-fact for such Holders, file any claim, proof of claim, or other instrument of similar character on behalf of such Holders. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 11.10 RIGHT OF TRUSTEE TO HOLD SENIOR DEBT

The Trustee shall be entitled to all of the rights set forth in this Article XI in respect of any Senior Debt at any time held by it to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

SECTION 11.11 ARTICLE XI NOT TO PREVENT EVENTS OF DEFAULT

The failure to make a payment on account of principal of, premium, if any, or interest (or Liquidated Damages, if any) on the Notes by reason of any provision of this Article XI shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.1 or in any way limit the rights of the Trustee or any Holder to pursue any other rights or remedies with respect to the Notes.

SECTION 11.12 NO FIDUCIARY DUTY OF TRUSTEE TO HOLDERS OF SENIOR DEBT

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to the Holders of Notes or the Company or any other Person, cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article XI or otherwise. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee. Nothing in this Section 11.12 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Debt or their representative. In the event of any conflict between the fiduciary duty of the Trustee to the Holders of Notes and to the holders of Senior Debt, the Trustee is expressly authorized to resolve such conflict in favor of the Holders.”

SECTION 5.11 Amendments to Article XII. The first paragraph of Section 12.2 of the Original Indenture is hereby amended and restated to read in its entirety as follows:

“Any notice or communication by the Company, the Guarantor or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company or the Guarantor:

The Titan Corporation 3033 Science Park Road San Diego, CA 92121 Attention: Nicholas J. Costanza, Senior Vice President, General Counsel and Secretary Facsimile: (858) 552-9477

and

Lockheed Martin Corporation 6801 Rockledge Drive Bethesda, Maryland 20817 Attention: Treasurer Facsimile: (301) 897-6651

with copies (which shall not constitute notice) to:
Cooley Godward LLP 4401 Eastgate Mall San Diego, CA 92121 Attention: Barbara L. Borden, Esq. Facsimile: (858) 550-6420

and

Hogan & Hartson L.L.P. 555 13th Street, N.W. Washington, D.C. 20004 Attention: Mark E. Mazo, Esq. Facsimile: (202) 637-5910

and

King & Spalding LLP 1730 Pennsylvania Avenue, N.W. Washington, D.C. 20006 Attention: Glenn C. Campbell, Esq. Facsimile: (202) 626-3737

If to the Trustee:

Deutsche Bank Trust Company Americas 60 Wall Street, 27th Floor MS NYC 60-2710 New York, NY 10005 Attention: Corporate Trust & Agency Services”

SECTION 5.12 Amendment to Exhibits to the Original Indenture.

(a) Exhibit A to the Original Indenture is hereby amended and restated in its entirety to read as set forth in Exhibit A hereto.

(b) Exhibit E to the Original Indenture is hereby deleted in its entirety.

SECTION 6.

MISCELLANEOUS

SECTION 6.1 Execution as Supplemental Indenture. This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this First Supplemental Indenture forms a part thereof. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture.

SECTION 6.2 No Other Amendments. Except as expressly amended hereby, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof.

SECTION 6.3 Provisions Binding on the Company’s Successors. All the covenants, stipulations, promises and agreements contained in this First Supplemental Indenture made by the Company and Lockheed Martin shall bind its successors and assigns whether so expressed or not.

SECTION 6.4 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE, THE NOTES AND THE GUARANTEE, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

SECTION 6.5 Execution and Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

THE TITAN CORPORATION

By:
Name:
Title:

LMC LLC ONE, LLC

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Name:
Title:

LOCKHEED MARTIN CORPORATION,
as Guarantor

By:
Name:
Title:

SUBSIDIARY GUARANTORS:

CAYENTA eUTILITY SOLUTIONS— eMUNICIPAL SOLUTIONS, INC.

By:
Name:
Title:

CAYENTA OPERATING LLC

By:
Name:
Title:

DATACENTRIC AUTOMATION CORPORATION

By:
Name:
Title:

INTERNATIONAL SYSTEMS, LLC

By:
Name:
Title:

PROCOM SERVICES, INC.

By:
Name:
Title:

TITAN AFRICA, INC.

By:
Name:
Title:

TITAN FACILITIES, INC. (formerly known as Delta Construction Management, Inc.)

By:
Name:
Title:

TITAN SCAN TECHNOLOGIES CORPORATION

By:
Name:
Title:

TITAN WIRELESS, INC.

By:
Name:
Title:

TITAN WIRELESS AFRIPA HOLDINGS, INC.

By:
Name:
Title:

EXHIBIT A

[FORM OF NOTE]

The Titan Corporation

8% [SERIES A] [SERIES B]1 SENIOR SUBORDINATED NOTE DUE 2011

CUSIP:

No.	$

The Titan Corporation, a Delaware corporation (hereinafter called the “Company” which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of                      Dollars, on May 15, 2011.

Interest Payment Dates: May 15 and November 15, commencing November 15, 2003.

Record Dates: May 1 and November 1.

Reference is made to the further provisions of this Note on the reverse side, which shall, for all purposes, have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

The Titan Corporation a Delaware corporation

By:
Name: Title:

By:
Name: Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-mentioned Indenture.

Deutsche Bank Trust Company Americas, as Trustee

By:
Authorized Signatory

Dated:

[1]	Series A should be replaced with Series B in the Exchange Notes.

(Back of Note)

8% [Series A] [Series B]2 Senior Subordinated Notes due 2011

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.]3

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]4

Capitalized terms used herein shall have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

1. Interest. the Company promises to pay interest on the principal amount of this Note at 8% per annum from the Issue Date until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 6 of the Registration Rights Agreement referred to below. The Company shall pay interest (and Liquidated Damages, if any) semi-annually on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). The first Interest Payment Date shall be November 15, 2003. Interest on the Notes shall accrue from the most recent date to which

[2]	Series A should be replaced with Series B in the Exchange Notes.
[3]	To be included only on Global Notes deposited with the Depositary.
[4]	To be included only on Global Notes deposited with the Depositary.

interest has been paid or, if no interest has been paid, from the Issue Date; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Record Date (defined below) referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. The Company shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect; it shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (and Liquidated Damages, if any) (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date (each a “Record Date”), even if such Notes are cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, interest, premium, if any, at the office or agency of the Company maintained within the City and State of New York for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds to an account within the United States shall be required with respect to principal of and interest, premium, if any, on all Global Notes. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar. Initially, Deutsche Bank Trust Company Americas, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. Indenture. The Company issued the Notes under an Indenture dated as of May 15, 2003 (the “Original Indenture”), as amended by the First Supplemental Indenture dated as of                 , 2004 (the “First Supplemental Indenture”) (the Original Indenture, as so amended, the “Indenture”), by and among the Company, the Guarantors party thereto and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.

5. Optional Redemption.

(a) The Company shall not have the option to redeem the Notes pursuant to this Section or Section 3.7 of the Indenture prior to May 15, 2007. The Notes shall be redeemable for cash at the option of the Company, in whole or in part, at any time on or after May 15, 2007, upon not less than 30 days nor more than 60 days prior notice mailed by first class mail to each

Holder at its last registered address, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing May 15 of the years indicated below, in each case together with accrued and unpaid interest (and Liquidated Damages, if any) thereon to the date of redemption of the Notes (the “Redemption Date”):

Year	Percentage
2007	104.0%
2008	102.0%
2009 and thereafter	100.0%

(b) [Intentionally deleted by amendment.]

(c) Notice of redemption shall be mailed by first class mail at least 30 days but not more than 60 days prior to date fixed for redemption to the Holder of each Note to be redeemed to such Holder’s last address as then shown upon the register books of our registrar. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption unless the Company defaults in such payments due on the redemption date.

6. Mandatory Redemption. If the HIGH TIDES Redemption has not occurred by the Trigger Date, the Company shall, in accordance with the procedures set forth in Section 3.8 of the Indenture be required to redeem (a “Mandatory Redemption”) all of the outstanding Notes, for a price equal to 101% of their principal amount, plus accrued and unpaid interest thereon through the redemption date (the “Mandatory Redemption Price”). The Mandatory Redemption must occur no later than 10 days after the Trigger Date. Except for a Mandatory Redemption, the Company shall not, and the Guarantors shall not, be required to make mandatory redemption payments with respect to the Notes and the Notes shall not have the benefit of any sinking fund.

7. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Record Date and the next succeeding Interest Payment Date.

8. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

9. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes or the Guarantee may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.4 and 6.7 of the Indenture, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Notes or the Guarantee may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Without the consent of any Holder of a Note, the Indenture, the Notes or the Guarantee may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s obligations to Holders of the Notes in case of a merger or consolidation, to provide for additional Guarantees as set forth in the Indenture or for the release or assumption of Guarantee in compliance with the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights under the Indenture of any such Holder, to comply with the provisions of the Depositary, Euroclear or Clearstream or the Trustee with respect to the provisions of the Indenture or the Notes relating to transfers and exchanges of Notes or beneficial interests therein, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA or to provide for the issuance of additional Notes in accordance with the limitations set forth in the Indenture.

10. Defaults and Remedies. The Indenture provides that an Event of Default occurs with respect to the Notes if:

(1) the Company defaults in the payment of interest (or Liquidated Damages, if any) on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

(2) the Company defaults in the payment of the principal of, or premium, if any, on any Notes when the same becomes due and payable at maturity, upon redemption or otherwise;

(3) the Company fails to comply with any of its other agreements in the Notes or this Indenture for the benefit of the Notes and the default continues for the period and after the notice specified in this Section;

(4) Lockheed Martin or the Company pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(D) makes a general assignment for the benefit of its creditors; or

(5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against Lockheed Martin or the Company in an involuntary case,

(B) appoints a Custodian of Lockheed Martin or the Company or for all or substantially all of the property of Lockheed Martin or the Company, or

(C) orders the winding up or liquidation of Lockheed Martin or the Company,

and the order or decree remains unstayed and in effect for 90 days.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture or in the TIA. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice in the manner and to the extent provided by Section 313(c) of the TIA of the Default or Event of Default within 90 days after it occurs.

11. Subordination. The Notes are subordinated in right of payment, to the extent and in the manner provided in Article XI of the Indenture, to the prior payment in full in cash of all Senior Debt. The Company and Lockheed Martin agree, and each Holder by accepting a Note consents and agrees, to the subordination provided in the Indenture and authorizes the Trustee to give it effect.

12. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Guarantor or any Affiliate of the Company or the Guarantor with the same rights it would have if it were not Trustee.

13. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Company or the Guarantor (or any such successor entity), as such, shall have any liability for any Obligations of the Company or the Guarantor under the Notes, the Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation, except in their capacity as an obligor or Guarantor of the Notes in accordance with the Indenture. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

14. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

16. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and/or ISIN numbers to be printed on the Notes and the Trustee shall use CUSIP and/or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon, and any such redemption shall not be affected by any defect in or omission of such numbers.

17. Governing Law. THE INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAW AND RULES 327(b).

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

The Titan Corporation

3033 Science Park Road

San Diego, CA 92121

Attention: Nicholas J. Costanza, Senior Vice President, General Counsel, and Secretary

(858) 552-9477

Assignment Form

To assign this Note, fill in the form below: (I) or (We) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*

* NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE5

The following exchanges of an interest in this Global Note for an interest in another Global Notes or for a Definitive Note, or exchanges of an interest in another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease (or Increase)	Signature of Authorized Officer of Trustee or Note Custodian

[5]	This should be included only if the Note is issued in global form.

GUARANTEE

Lockheed Martin Corporation irrevocably and unconditionally guarantees (i) the due and punctual payment of the principal of, premium, if any, and interest on this Note, whether at maturity, by acceleration, call for redemption or otherwise, the due and punctual payment of interest on the overdue principal and premium and Liquidated Damages, if any, and (to the extent permitted by law) interest on any interest on this Note, and payment of expenses and all other payment Obligations of the Company, to the Holders or the Trustee in accordance with Article X of the Original Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption or otherwise.

Lockheed Martin hereby agrees that its obligations hereunder shall be as if it were the principal debtor and not merely surety and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or the Original Indenture, any failure to enforce the provisions of any such Note, the Original Indenture or the First Supplemental Indenture, any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of such Note or the Trustee, or any other circumstances that otherwise may constitute a legal or equitable discharge or defense of a surety or guarantor; provided that, notwithstanding the foregoing, no such waiver, modification, indulgence or circumstance shall, without the consent of Lockheed Martin, increase the principal amount of the Notes or the interest rate thereon or increase any premium payable upon redemption thereof. Lockheed Martin hereby agrees that its Guarantee Obligations shall be enforceable without any demand, suit or proceeding first against the Company. Lockheed Martin hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of a merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to the indebtedness guaranteed hereby and all demands whatsoever and covenants that this Guarantee will not be discharged as to any such Note except in accordance with Section 9.2 of the Indenture or by payment in full of the Guarantee Obligations.

The obligations of Lockheed Martin to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

THE TERMS OF ARTICLE X OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

IN WITNESS WHEREOF, Lockheed Martin has caused this instrument to be duly executed.

Dated:             , 200

LOCKHEED MARTIN CORPORATION

By:
Name: Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is the Guarantee described in the within-mentioned Indenture.

Deutsche Bank Trust Company Americas, as Trustee

By:
Authorized Signatory

Dated: